August 29, 1994


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Mail Stop 7-2
Washington, D.C.  20549

RE:    Ferrellgas Partners, L.P.
       Registration Statement on Form S-1 (No. 33-53383) for
       13,100,000 common units representing limited partner interests (the "Common Units")

Gentlemen:

We transmit herewith for filing under the Securities Act of 1933, as amended, the Post-Effective Amendment No. 1 (the "Amendment") to the above referenced Registration Statement dated August 29, 1994, relating to the deregistration of 1,965,000 Common Units that were subject to the underwriters' over-allotment option.

The filing has been effected through the EDGAR electronic filing system under the Company's CIK No. 0000922358 pursuant to Rule 302 of Regulation S-T.

By copy of this letter, (i) a conforming paper copy of the electronically filed Amendment will be made pursuant to Rule 901(d) of Regulation S-T no later than six business days after this EDGAR submission and (ii) one conforming copy of the Amendment is being filed with the New York Stock Exchange.

If any questions should arise in connection with this submission, please call the undersigned at (816) 792-6874 or Jim Knight of Andrews & Kurth L.L.P. at (713) 220-3992.

Very truly yours,

/s/ Joseph A. Heater
Joseph A. Heater

Enclosures

cc:    William N. Finnegan, IV
       Andrews & Kurth L.L.P.

       Bob Schmidt
       New York Stock Exchange

       Conformed paper copy to:
       File Support
       SEC Operations Center
       6432 General Green Way
       Alexandria, VA  22312-2413


As filed with the Securities and Exchange Commission on August 29,
1994

Registration No. 33-53383




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1
                                     to
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          FERRELLGAS PARTNERS, L.P.
            (Exact name of registrant as specified in its charter)

   Delaware                        5984                           43-1675728
(State or                     (Primary Standard              (I.R.S. Employer
other Jurisdiction            Industrial Classification    Identification No.)
of incorporation              Code Number)
or organization)


                               One Liberty Plaza
                             Liberty, Missouri 64068
                                 (816) 792-1600
             (Address, inclduing zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 Danley K. Sheldon
                                 One Liberty Plaza
                              Liberty, Missouri 64068
                                  (816) 792-1600
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

Copies to:

Andrews & Kurth L.L.P.                          Sullivan & Cromwell
425 Lexington Avenue                            125 Broad Street
New York, New York 10017                        New York, New York 10004
(212) 850-2800                                  (212) 558-4000
Attn: Michael Q. Rosenwasser                    Attn: Robert E. Buckholz, Jr.


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Deregistration of 1,965,000 Unissued Common Units
Subject to Over-Allotment Option

   Pursuant to its Registration Statement on Form S-1 (No. 33-53383) (the "Registration Statement"), Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), registered 15,065,000 common units ("Common Units") representing limited partner interests in the Partnership, which included 1,965,000 Common Units subject to an option granted by the Partnership to the Underwriters to cover over-allotments, if any. The Underwriters' over-allotment option was not exercised, and after consummation of the public offering described in the Registration Statement, the 1,965,000 Common Units subject to the Underwriters' over-allotment option remained unissued.

   The Partnership hereby removes from registration such 1,965,000 Common Units.
SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective
Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Liberty, State of Missouri, on the 29th day of August, 1994.


                                             FERRELLGAS PARTNERS, L.P.

                                    By:  Ferrellgas, Inc., as General Partner


                                     By:       *
                                             James E. Ferrell
                                             Chairman of the Board and
                                             Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                             Title                     Date



          *                  Director,                        August 29, 1994
  James E. Ferrell           Chairman of the Board
                             and Chief Executive Officer
                             (Principal Executive Officer)



/s/  Danley K. Sheldon       Senior Vice President/           August 29, 1994
  Danley K. Sheldon          Chief Financial Officer
                             and Managing Director
                             (Principal Financial and
                             Accounting Officer)



*By:   /s/  Danley K. Sheldon
      Danley K. Sheldon
      Attorney-in-Fact